UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 16, 2017, InfuSystem Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Richard DiIorio as the Company’s Chief Executive Officer and a member of the Board, effective November 15, 2017.

Mr. DiIorio, age 43, has served as a member of the Company’s Office of the President since May 2017 and as General Manager of Oncology since December 2016. Mr. DiIorio served as the Company’s Executive Vice President of Oncology Sales from July 2014 to November 2016 and Regional Vice President and Vice President Strategic Development from August 2010 to July 2014. Mr. DiIorio joined the Company in January 2004 and served as Territory Manager until July 2010. During Mr. DiIorio’s 13-year tenure with the Company, he has received numerous awards and honors. Prior to joining the Company, Mr. DiIorio held various sales and sales leadership roles at Stryker Medical, Novartis Pharmaceuticals, and Thermo Scientific. He earned a Bachelor of Science degree in Biology from Boston College.

In connection with Mr. DiIorio’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement, effective as of November 15, 2017, with Mr. DiIorio (the “Employment Agreement”). The Employment Agreement is considered “at will”. Accordingly, the Employment Agreement and Mr. DiIorio’s employment thereunder may be terminated at any time by either party, with or without cause.

Under the Employment Agreement, Mr. DiIorio will receive a base salary of $312,000 and is eligible for an annual performance bonus of up to 50% of his base salary, or $156,000, based upon satisfaction of performance objectives to be developed by the Compensation Committee of the Board (the “Compensation Committee”). Mr. DiIorio is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. DiIorio will also be eligible for additional grants of options or stock appreciation rights as determined by the Board’s Compensation Committee and will be eligible to participate in any benefit plan offered by the Company for which Mr. DiIorio qualifies.

Under the Employment Agreement, in the event Mr. DiIorio’s employment is terminated due to his death or permanent disability, Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year (“Bonus Amount”) as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off (“PTO”) earned through the date of his death or permanent disability; (iv) unreimbursed amounts to which he is entitled to reimbursement under the Employment Agreement; and (v) the limited death, disability, and/or income continuation benefits. In the event Mr. DiIorio is involuntarily terminated by the Company other than a “Termination for Cause” (as defined in the Employment Agreement), Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which he is entitled to reimbursement under the Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. DiIorio’s then-current base salary; and (vi) three months of COBRA coverage. The severance payments and benefits specified in the immediately foregoing clauses (v) and (vi) will be contingent upon Mr. Mr. DiIorio’s execution and delivery of an unconditional general release, in a form satisfactory to the Company. In the event Mr. DiIorio is involuntarily terminated by the Company pursuant to a “Termination for Cause” (as defined in the Employment Agreement), Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; and (iv) unreimbursed amounts to which he is entitled to reimbursement under the Employment Agreement.

The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company intellectual property, non-competition and non-solicitation provisions applicable to the duration of Mr. DiIorio’s employment and thereafter.

Mr. DiIorio received, pursuant to the terms of a Stock Option Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the “Stock Option Agreement”), stock options to purchase 200,000 shares of the Company’s common stock from the Company’s 2014 Stock Option Plan (the “Options”), with an exercise price of $2.00 per share. The Options were granted on November 15, 2017 and vest over a four-year period, with 1/48th vesting on each monthly anniversary of the effective date, provided Mr. DiIorio remains employed by the Company through such vesting dates. The Options will expire on the fifth anniversary of their effective date. Under the Employment Agreement, in the event Mr. DiIorio is involuntarily terminated by the Company (other than a “Termination for Cause” as defined in the Employment Agreement), that portion of the Options that by their terms have not become exercisable will become immediately exercisable and, along with any portion of the Options that have become exercisable prior to the date of such termination, will remain exercisable for three months.

In addition, Mr. DiIorio received, pursuant to the terms of a Stock Appreciation Rights Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the “Stock Appreciation Rights Agreement”), 200,000 stock appreciation rights (“SARs”) with an exercise price of $2.00 per share. Each SAR entitles Mr. DiIorio to receive, upon exercise, an amount equal to the excess of (i) the “Market Value” (as defined in the Stock Appreciation Rights Agreement) of a share of the Company’s common stock on the date of exercise, over (ii) the exercise price per SAR referenced above. One half of the SARs (100,000 SARs) will vest and become exercisable during the period beginning on December 31, 2018 and ending on March 31, 2019, if the shares of the Company’s common stock have a closing public market price on the New York Stock Exchange of $3.00 or more for any period of ten (10) consecutive trading days during the period beginning on January 1, 2018 and ending on December 31, 2018. The remaining one-half of the SARs (100,000 SARs) will vest and become exercisable during the period beginning on December 31, 2018, and ending on March 31, 2019, if the Compensation Committee certifies that the Company achieved ninety percent (90%) or more of target on both elements of the Company’s corporate objectives under the Company’s 2018 Employee Incentive Compensation Plan. The SARs will expire on March 31, 2019 and were granted pursuant to the terms of the Company’s Equity Plan.

There is no arrangement or understanding with any person pursuant to which Mr. DiIorio is being appointed by the Company. There are no family relationships between Mr. DiIorio and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Employment Agreement, Stock Option Agreement and Stock Appreciation Rights Agreement are only a summary, do not purport to be complete, and are qualified in their entirety by the terms of the Employment Agreement, Stock Option Agreement and Stock Appreciation Rights Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and incorporated by reference herein. A copy of the press release issued by the Company on November 16, 2017 announcing the appointment of Mr. DiIorio is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Pursuant to the terms of the Employment Agreement, the Company has increased the size of its Board by one member, to seven directors, and has appointed Mr. DiIorio to the Board, effective November 15, 2017. A description of the Employment Agreement and a biography of Mr. DiIorio are provided in Item 5.02(c) above.

(e) The Company and Mr. DiIorio entered into the Employment Agreement, Stock Option Agreement and Stock Appreciation Rights Agreement, the terms of such agreements are summarized in Item 5.02(c) above.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

10.1	Employment Agreement by and between the Company and Richard DiIorio, effective November 15, 2017.

10.2	Stock Option Agreement by and between the Company and Richard DiIorio, effective November 15, 2017.

10.3	Stock Appreciation Rights Agreement between the Company and Richard DiIorio, effective November 15, 2017.

99.1	Press Release of InfuSystem Holdings, Inc. dated November 16, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Trent N. Smith
Trent N. Smith
Executive Vice-President,
Chief Accounting Officer and
Corporate Controller

Dated: November 20, 2017